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EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

		Three Months Ended March 31, 2008
			Years Ended December 31,
(Dollars in millions)			2007	2006	2005	2004	2003
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$803	$1,903	$1,771	$1,432	$1,192	$1,112
Share of pre-tax income of unconsolidated subsidiaries		6	65	43	16	39	11
Fixed charges		217	1,248	1,384	948	481	424

Earnings	(A)	$1,026	$3,216	$3,198	$2,396	$1,712	$1,547

Interest on other short-term borrowings		$139	$959	$1,145	$753	$315	$279
Interest on long-term debt, including amortization of debt issuance costs		50	189	140	100	68	69
Portion of rents representative of the interest factor on long-term leases(1)		28	100	99	95	98	76

Fixed charges	(B)	$217	$1,248	$1,384	$948	$481	$424

Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B)	4.73x	2.58x	2.31x	2.53x	3.56x	3.65X

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$803	$1,903	$1,771	$1,432	$1,192	$1,112
Share of pre-tax income of unconsolidated subsidiaries		6	65	43	16	39	11
Fixed charges		681	3,546	3,275	2,080	993	796

Earnings	(C)	$1,490	$5,514	$5,089	$3,528	$2,224	$1,919

Interest on other short-term borrowings and deposits		$603	$3,257	$3,036	$1,885	$827	$651
Interest on long-term debt, including amortization of debt issuance costs		50	189	140	100	68	69
Portion of rents representative of the interest factor on long-term leases(1)		28	100	99	95	98	76

Fixed charges	(D)	$681	$3,546	$3,275	$2,080	$993	$796

Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D)	2.19x	1.55x	1.55x	1.70x	2.24x	2.41X

(1)
The interest factor on long-term operating leases was estimated using one-third of rental expense. The interest factor on long-term capital leases was equal to the amount recorded as interest expense in the consolidated statement of income.

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  EXHIBIT 12
STATE STREET CORPORATION